Exhibit 99.1

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EDITED TRANSCRIPT

DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

EVENT DATE/TIME: AUGUST 08, 2013 / 02:00PM GMT

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Keith Johnson Delek US Holdings Inc - IR

Assi Ginzburg Delek US Holdings Inc - CFO

Danny Norris Delek US Holdings Inc - VP of Finance

Fred Green Delek US Holdings Inc - EVP, President of Refining

Uzi Yemin Delek US Holdings Inc - Chairman, President and CEO

CONFERENCE CALL PARTICIPANTS

Unidentified Analyst Morgan Stanley - Analyst

Jeff Dietert Simmons & Company - Analyst

Robert Kessler Tudor, Pickering, & Holt - Analyst

Roger Read Wells Fargo Securities - Analyst

Arjun Murti Goldman Sachs - Analyst

Paul Cheng Barclays Capital - Analyst

Rakesh Advani Credit Suisse - Analyst

Blake Fernandez Howard Weil - Analyst

PRESENTATION

Operator

Good morning. My name is Dennis, and I will be your conference operator today. At this time, I would like to welcome everyone to the Delek US Holdings second-quarter earnings conference call.

(Operator Instructions)

I will now turn call over to Mr. Keith Johnson, Investor Relations. Please go ahead, sir.

Keith Johnson - Delek US Holdings Inc - IR

Thank you, Dennis. Good morning. I would like to thank everyone for joining us on today’s conference call and webcast to discuss Delek US Holdings second-quarter 2013 financial results. Joining me on today’s call will be Uzi Yemin, our Chairman, President, and CEO, Assi Ginzburg, our CFO, Fred Green, Executive VP and President of Refining, and Danny Norris, Vice President of Finance, as well as other members of our management team.

As a reminder, this conference call may contain forward-looking statements as that term is defined under federal securities laws. For this purpose, any statements made during this call that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words believe, anticipates, plans, expects, and similar expressions are intended to identify forward-looking statements. You are cautioned that these statements may be affected by important factors set forth in our filings with the Securities and Exchange Commission and in our latest earnings release. As a result, actual operations or results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future events, or otherwise.

Today’s call is being recorded and will be available for replay beginning today and ending November 8, 2013, by dialing 855-859-2056 with the confirmation ID number 21161625, and an online replay may also be accessed for the next 90 days at the Company’s website at www.delekus.com.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Last night, we distributed a press release that provides a summary of our second-quarter 2013 results. This press release is available on our corporate website and through various news outlets. On today’s call, Assi will begin with a few opening remarks on financial performance of the quarter. Danny will cover additional financial details before turning it over to Fred to discuss initiatives in our refining segment. Then, Uzi will offer a few closing strategic comments. With that, I’ll turn the call over to Assi.

Assi Ginzburg - Delek US Holdings Inc - CFO

During the second quarter of 2013, market conditions in our refining segment remained healthy, but it was less favorable compared to strong conditions in the second quarter of 2012. The combination of the declining Gulf Coast crack spread and a narrowing of the midland crude oil differential resulted in a decline in our refining margin on a year-over-year basis. We were able to partially offset the decline in refining margin by increasing our Tyler refinery throughput to record levels and improved results in our West Texas wholesale business. We ended the quarter in a solid financial position with $156 million in net cash. In July, Delek Logistics amended its credit facility to increase the lender commitment to $400 million from $175 million, and the first dropdown of Logistics assets was completed for approximately $95 million in cash. Now, I will turn it over to Danny to discuss additional financial details.

Danny Norris - Delek US Holdings Inc - VP of Finance

Thank you, Assi. For the second quarter of 2013, Delek US reported net income of $46.6 million, or $0.78 per diluted share. This compares to a net income of $67.8 million, or $1.15 per diluted share in the second quarter last year. This change in year-over-year earnings in the second quarter was driven primarily by lower margins in our Refining segment. The Gulf Coast 532 crack spread was $19.83 per barrel in the second quarter of this year compared to $25.42 per barrel in the second quarter of 2012. Also, the WTI midland crude discount, the WTI cushing, narrowed to $0.14 per barrel in the second quarter of ‘13 from $4.86 per barrel in the prior-year period. This was partially offset by increased barrels of midland-sourced crude during the second quarter of 2013 compared to a year-ago period.

Now, I’d like to discuss a few additional items on the income statement. Total operating expenses increased by $5.2 million to $95.3 million in the second quarter when compared to the prior-year period. This increase was primarily due to the addition of the biodiesel plant, which was acquired in January 2013, and higher expenses related to new stores in our retail segment. General and administrative expenses increased to $28.1 million in the second quarter of 2013 compared to $24.7 million in the prior-year period. This increase was primarily due to labor-related expenses and outside services. Other income included approximately $6.5 million related to the dismissal of a majority of claims under litigation brought against a subsidiary of Lion Oil. On an after-tax basis, this was approximately $4.3 million, or $0.07 per share.

Interest expense was $9.2 million in the second quarter 2013 compared to $12.3 million in Q2 of 2012. This decrease in interest expense was primarily attributable to the reduction in overall debt levels, mark-to-market of interest rate hedges, and lower utilization of our credit facilities. Our effective income tax rate was 32.4% in the second quarter 2013 compared to 35.1% in Q2 of 2012. If we take into account expense related to minority interest income associated with Delek Logistics of $4.4 million, the income tax rate was 34.4% in Q2 of 2013, and it is currently forecasted to be no more than 36.5% on an annualized basis.

Turning now to capital spending. Our capital expenditures during the second quarter of 2013 were $36.5 million of which approximately $20.6 million was spent in our Refining segment, $1 million in our Logistics segment, $6.7 million in our Retail segment, and $8.2 million at the corporate level. Our 2013 capital expenditures are forecast to be approximately $174.5 million. This amount includes $108.9 million in our Refining segment, $10.2 million in our Logistics segment, $30.4 million in our retail segment, and $25 million at the corporate level. This increase from our previous forecast of $158.2 million is primarily due to higher spending on new discretionary projects in the Refining segment and additional tank work in the Logistics segment.

Now, I would like to discuss our results by segment. Our Refining segment represented approximately 76% of the total contribution margin generated in the period. As mentioned earlier, market conditions were less favorable in the second quarter. Our Refining segment contribution margin was $95.8 million during second quarter of 2013 compared to $136.5 million in Q2 of 2012. El Dorado contribution margin was $29.3 million compared to $55.9 million in Q2 of 2012. Our Tyler refinery contribution margin was $63.3 million in the second quarter of 2013 compared to $80 million in the same period last year. On a combined basis, our Refining system had total throughput of over 144,000 barrels per day.

At Tyler, we processed approximately 64,400 barrels per day of crude which is an improvement from approximately 54,800 barrels per day in the second quarter of 2012. The increase was primarily the result of contingent improvement in operations and initiatives to maximize production capabilities. Our El Dorado refinery processed approximately 67,900 barrels per day of crude during the second quarter of 2013 compared to approximately 63,200 barrels per day in the year-ago period. During the quarter, we averaged approximately 21,700 barrels per day of rail-supplied crude, of which approximately 3,600 barrels per day was heavy Canadian.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Now, I would like to review our Logistics segment. Delek Logistics commenced operation on November 7, 2012, and results prior to this date are reported on a predecessor basis. The predecessor period includes assets contributed to the Delek Logistics at tariff rates that were in effect prior to November 7, 2012. Contribution margin was $16.2 million in the second quarter of 2013. On a year-over-year basis, results improved due to several factors. We experienced an improved margin per barrel and higher volume in the west Texas wholesale business. During the quarter, the margin benefited from approximately $2.1 million of RINs generated from our ongoing ethanol blending activities in West Texas. Additionally, the contribution from contracts associated with services provided to Delek US’ refineries and the reversal of the Paline pipeline were also factors in higher results.

Moving on to the retail segment, retail’s contribution margin decreased to $16 million in the second quarter of 2013 compared to $18.2 million in the second quarter of last year. A higher fuel margin was partially offset by a lower merchandising margin. Operating expenses increased year-over-year due to costs associated with new large format stores and advertising expenses associated with continued growth in our loyalty program. We continue to focus on our initiative of building larger-format stores and completed five during the first half of 2013. Our goal is an additional five to seven in the second half of the year. I will now turn the call over to Fred to review initiatives in our Refining segment.

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Thank you, Danny. I’d like to give an update on our crude supply initiatives as well as other projects in our Refining segment. During the second quarter, our initiative to improve pipeline access to Midland source crude was completed. Our Tyler refinery now has access to 52,000 barrels per day. And, our El Dorado refinery now has access to 35,000 barrels per day of midland-sourced crude. If we include our access to locally-sourced crude, we now have approximately 105,000 barrels per day of cost-advantage crude out of our 140,000-barrel-per-day capacity.

We also completed our rail offloading facility at the El Dorado refinery, giving us the ability to offload approximately 25,000 barrels per day of light crude oil, or approximately 12,000 barrels per day of heavy crude oil, or some combination of the two. We also continue to have access to an additional 20,000 barrels per day of light crude oil offloading capacity through a third-party rail operation adjacent to our refinery. In June of 2013, approximately 70% of the rail-supplied crude was offloaded through our own facility.

I’d like to provide some information related to work that we will be able to perform at each refinery during their respective, planned turnarounds in 2014. We’re planning to replace the FCC reactors at each refinery with state-of-the-art technology. These FCC reactors have been fabricated and are awaiting delivery to each refinery site. On a combined basis, the expected cost is $18.3 million. And, we believe that the annual contribution margin will be increased by approximately $30 million based on current economics.

On our last conference call, we highlighted two new projects that our engineers had identified at El Dorado. I wanted to provide additional details related to these projects. The first project will de-bottleneck the crude pre-flash tower to increase our flexibility to process an additional 10,000 barrels per day of light crude. The second was focused on expanding our isomerization unit. After further study, we believe that it is more efficient to expand our gasoline hydrotreater in order to allow the refinery to handle additional barrels of light crude. These projects have a total estimated capital cost of approximately $12 million, and we continue to believe that these projects can be completed during the turnaround planned for the first quarter of 2014. Based on forward-curve prices, we believe that these projects will generate approximately $20 million in contribution margin.

We completed the first phase of the DHT expansion in El Dorado and demonstrated the ability to run 33,000 barrels per day during the second quarter. I would like to provide an update on the [alki] compressor at El Dorado which was completed in early July. The project cost $4.2million and will allow us to further optimize the operation of our FCC and increase gasoline production. This project is expected to have a payback of less than one year based on current economic conditions.

Before I turn the call over to Uzi, I want to provide some information related to ethanol and biodiesel RINs. On a volume basis, when we take into consideration all of our segments, we believe that our RIN requirements will be minimized during 2013 because we benefit from our ongoing ethanol blending activities in our Retail and Logistics segments. These segments help offset a shortfall in our Refining segment due to gasoline shipments through our refined products pipeline from our El Dorado refinery. As you are aware, RIN values continued to increase through the second quarter 2013 and into early July. During the third quarter, this price movement has increased the focus in the marketplace on ways to capture RINs, creating additional competition and costs in some markets. Our product pricing, compared to Gulf Coast benchmarks along the enterprise and colonial pipelines, has come under pressure in the third quarter. This change in market structure has impacted net back pricing on gasoline shipments from El Dorado during July and into August.

On a final note, I wanted to highlight a recent decision by Enterprise Pipelines to convert one of its pipelines that provided distillates to Arkansas to other uses. This change, which took effect on August 1, should allow us to market most of our ultra-low sulfur diesel in Arkansas as opposed to shipping it to less favorable markets. Now, I’ll turn the call over to Uzi for his closing arguments.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Thank you, Fred. This has been a record first-half performance for Delek US. Now that we have implemented the majority of our crude flexibility initiatives, we look forward to the projects planned at our refineries through the end of 2014. Based on forward-curve prices, these projects should generate in excess of $60 million of contribution margin between production increases and [ease] improvements. And, we believe we can identify other opportunities to improve our facilities during the two upcoming turnarounds.

Our integrated system mitigated the effect of RINs on our operations in the second quarter, and we will continue to work to minimize the total effect of RINs’ volatility on us through the year. We achieved record crude run of 64,000 barrels per day in our Tyler refinery. Our financial position remains solid and gives us the flexibility to continue to focus on creating value through a combination of investment in our business, returning cash to shareholders, and exploring third-party acquisition opportunities. With that, Dennis, will you open the call for questions?

QUESTION AND ANSWER

Operator

(Operator Instructions)

Your first question is from the line of Evan Calio with Morgan Stanley.

Unidentified Analyst - Morgan Stanley - Analyst

This is [Manaf] for Evan today. Morning. On the call, you mentioned that you ran about 21,000 barrels of crude by rail, and 3,600 or something was heavy sour. Just trying to understand what kind of differentials are needed for this 3,600 to actually go up to 10,000 to 11,000? What is the rail economics — when does the rail economics actually break even for you in terms of differentials?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

The heavy — first of all, thank you for if question. The heavy crude is being influenced heavily by the price of asphalt. As you know, the portion of asphalt in these crudes is 30%, 40%, 50%. And, this was very wet season. And, asphalt demand is not doing very well. So, we look at these barrels, not only in terms of the differential to WTI but the yield structure. And, the yield structure, at this moment, doesn’t support running much more heavy crude because of the price of asphalt, if I answered your question.

Unidentified Analyst - Morgan Stanley - Analyst

That’s actually very helpful. I’m just trying to understand, on the asphalt part, do you think these weather-related issues have pushed the demand forward? So, in case the sales volumes come back in the third quarter? Or, this is kind of more in terms of this might not happen this year?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Honestly, I don’t know to predict. We do have orders on the books. But, the people that do the work — we have more than last-year orders on the book. But, if the weather continues the way it is — and it is wet — then, these people cannot conduct their work. So, it’s a matter of extending maybe the season a little bit. So far, it was a very, very wet season.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Unidentified Analyst - Morgan Stanley - Analyst

That’s very helpful. And, just on the El Dorado capture rate, were there some one-time items because of it you saw a sequential compression in the gross margin? Or, it was basically lower differentials?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

That will bring the story of RINs to the table. Let me give you some color about that. The entire system of Delek during the second quarter, the impact of RINs was $2 million. That’s it. $2 million for the entire Delek system. $2.5 million maybe. If we break down the entire system, you will see that while Tyler is basically neutral, there is no impact. Retail made $3 million out of the RINs. And, wholesale made $2 million out of the RINs. So, if you look at El Dorado, El Dorado lost $8 million because of the RINs. That $8 million obviously are being captured in the margin that you see. So, two influences were on El Dorado. First, low demand for asphalt. And second, $8 million hit of RINs on that facility.

Unidentified Analyst - Morgan Stanley - Analyst

That makes a lot of sense. Thank you so much.

Operator

Your next question is from the line of Jeff Dietert with Simmons & Company. Please go ahead, sir.

Jeff Dietert - Simmons & Company - Analyst

Good morning.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Good morning, Jeff.

Jeff Dietert - Simmons & Company - Analyst

Thanks for your explanation on the El Dorado. That was very clear. Question on crude quality at El Dorado. I believe El Dorado has flexibility to take medium sour crudes as well as light. And, I believe historically, you’ve used medium sour crudes from the Gulf Coast. With your increased access to Midland and Permian barrels via new pipelines, does it make sense to bring West Texas sour in as an alternative? Or, would you prefer to use your pipeline capacity to bring in light crude since WTI, WTS have been trading at close proximity to one another.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

That is a great question, Jeff. Obviously, the agreement we have allows us to deliver either TI or TS. Now, let me be clear. If you look at the screen and we do look at the screen in West Texas every day like you do, you will see that TS is basically in [part] got a little more expensive because of other reasons than TI. So, with the amount of asphalt that is being produced by TS, it doesn’t make sense to do it at this very moment. However, if the market conditions change, we will have the ability to move TS. We look at the LP — Fred, if you want to answer that. We look at the LP almost every day to make sure that we don’t miss anything. At this moment, we don’t feel that we need to run TS. Do you want to add anything to that?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

That’s exactly right. We factor in that pipeline capacity from West Texas and allow the model to tell us what makes the most sense, Jeff. The sour barrel and maybe exposing additional capacity in the top of the crude tower or running all sweet.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Jeff Dietert - Simmons & Company - Analyst

Great. And, separately for your crude purchases, I assume all your WTI-based contracts are under the CAM-type contract. Is that in fact, true? And, for your non-WTI based contracts, are they under CAM contracts, or not?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

All of them are under CAM contracts besides the 22,000 barrels of the local barrels.

Fred Green - Delek US Holdings Inc - EVP, President of Refining

And, those are on a posting basis.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

The local barrels are basically spot. So, if you ask about the [correbuckredation] I assume that this is the question?

Jeff Dietert - Simmons & Company - Analyst

Yes, that’s right.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

22,000 barrels are spot. All the others are CAM.

Jeff Dietert - Simmons & Company - Analyst

And Fred, in your discussion on ethanol RINs, you mentioned that there was more pressure — more competition and pressure on gasoline prices in July and August. Is that reflected in the 321 indicator margin? Or, is that weakness in addition to what the 321 indicator margin has shown?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

The weakness is in addition to that, and it’s really related to how the various companies are pricing their racks so they can capture those RINs at the various terminals. The crack spread — the 321 is based on pipeline batches so it doesn’t include that discount.

Jeff Dietert - Simmons & Company - Analyst

So effectively, people are attempting to sell more blended barrels and generate RINs themselves rather than ship it up colonial as a non-blended barrel and have to purchase RINs. Is that effectively what’s happening?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Yes.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Jeff Dietert - Simmons & Company - Analyst

Thanks for your comments.

Operator

Robert Kessler with Tudor, Pickering & Holt. Please go ahead.

Robert Kessler - Tudor, Pickering, & Holt - Analyst

Good morning. I wanted to see if I could get a little bit more color around the El Dorado capture rates, if you will. One, on the feedstock side, you have obviously a big transition in the quarter with ramping up your access to midland crude. Is there a way to say for your Midland-based WTI crude deliveries in the quarter, what was the average price relative to the benchmark that we see posted in Midland? And then, how does that compare to what you see on a spot basis, 2Q versus today?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

For the second quarter? It’s roughly the same. I’m going by memory. I think that — I looked at it yesterday, Midland was $0.35 under. And, for the quarter, I think it was [$0.14] under. Something like that. Very similar. Now, please remember — .

Robert Kessler - Tudor, Pickering, & Holt - Analyst

Okay. And then, volumetrically, obviously you had a big ramp-up in the light volumes that were accessed by pipe from Midland in the quarter. Just trying to get a sense for the quarterly average. Light, laid-in price for your El Dorado refinery relative to Midland posted price?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Please remember that in the second quarter we only started 35,000 in June. So, you don’t see a full quarter with Midland in El Dorado for the second quarter. Obviously, that has changed in the third quarter, and we should expect — everybody should expect 35,000 on a daily basis for the entire quarter. I’m going by memory, if you don’t mind me saying that, and we can correct the numbers later on. In El Dorado, 10,000 barrels. In May, 18,000. And, in June, 35,000. If you use that average, that average is 20,000 versus 35,000 today. Obviously, a big improvement.

Robert Kessler - Tudor, Pickering, & Holt - Analyst

Is there a way to say if you would have looked back and run the full 35,000 over the whole quarter how much more money would you have made? Maybe look at it that way.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

We tried to calculate that, but there is a difference in yield. So it’s pretty hard to do it going back. You can do it going forward using different prices. But, the change in the yield — obviously, when we run more TI, there will be less asphalt. So, it’s hard to do that. We can try to calculate that number.

Robert Kessler - Tudor, Pickering, & Holt - Analyst

Okay. And then, going back to I think Jeff’s question on the deliveries into the product pipelines and the degradation in the refined product price out of El Dorado relative to the benchmarks, is there a way to quantify that? How much on a per barrel basis have you seen a deterioration versus the benchmark crack?

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Let me be clear about something. Fred mentioned two things. Two different elements in the El Dorado refinery. And, one is positive, and the other one is negative. Let me start with the negative. The negative is the pressure in the rack wholesale prices because shippers are trying to capture the RINs so they push the wholesale price down. We still captured the RINs. We just — our racks are in a couple of markets are down. Mainly, call it El Dorado — I’m sorry. Mainly, Little Rock, a little bit north of Little Rock.

However, there is something else that happened on August 1, and Fred mentioned that. The Enterprise pipeline — or Enterprise decided to convert one of their pipelines that used to go from the Gulf north to move other products from north to south. That leaves El Dorado in a very good advantage position to supply our distillate products across Arkansas without too many barrels coming from the Gulf — or the barrels that used to come from the Gulf. Obviously, that helps us dramatically on that side. So, we do see the rack on gasoline under pressure. But, on the other hand, we see demand for our distillate products going up in these local markets. These are one against the other. You can obviously get the numbers — the posting numbers like any other person via the Internet.

Robert Kessler - Tudor, Pickering, & Holt - Analyst

Okay. Thank you very much.

Assi Ginzburg - Delek US Holdings Inc - CFO

I would just add, Robert, that overall, RIN prices have started to come down in the last few days. As those come down, we expect some of that pressure on the gasoline to go away.

Robert Kessler - Tudor, Pickering, & Holt - Analyst

Of course, makes sense. Thank you.

Operator

Your next question is from the line of Roger Read with Wells Fargo Securities. Please go ahead.

Roger Read - Wells Fargo Securities - Analyst

Good morning.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Good morning, Roger.

Roger Read - Wells Fargo Securities - Analyst

Guess kind of keeping along the lines of looking at the Logistics side of things. 3,600 barrels of Canadian heavy crudes, we’ll just say WCS to keep it easy. When Keystone XL South opens up, is that going to do anything to improve deliverability of WCS or other heavy crudes into El Dorado?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Roger, this is Fred. Initially, no. Because we’re not connected in to Keystone XL. But, we do own the property where that pipe crosses the Nettleton pipeline — Delek Logistics Nettleton pipeline. There is an opportunity on a go-forward basis to consider connection and receipt of Canadian barrels there close to Longview and bringing those across.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Roger Read - Wells Fargo Securities - Analyst

Maybe that’s more of a ‘15 event than a ‘14 potential event just in rough timing of being able to get permits and attach in to the line and all that.

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Yes.

Roger Read - Wells Fargo Securities - Analyst

And then, the other question, following up on the pipeline changes around El Dorado. Anything you can offer us, and if I missed it, I apologize. What are the volume potentials of what has been taken out of the market, and what you will be able to supply into southern Arkansas on the distillate side?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

I assume that the question is around El Dorado supplying Arkansas with distillate. Is that correct?

Roger Read - Wells Fargo Securities - Analyst

Correct.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

This change only happened August 1. We are seven days into this thing. We don’t really know. We obviously see the demand coming up pretty substantially. We don’t know what it will do going forward. We just know that barrels that used to come from the Gulf are not coming at this moment. We don’t have any way to know how many barrels used to come from the Gulf of Mexico. So, we are just looking at it today as a great opportunity for our Company, probably one of the biggest for 2014. We just don’t know yet the magnitude of that opportunity.

Roger Read - Wells Fargo Securities - Analyst

I guess we’ll stay tuned on that one. And then, my final question. The approximately $95 million from the dropdown at the end of July. What’s your plan with the cash? And, how free and available is that cash? Since you’re still essentially a consolidated Company and all?

Assi Ginzburg - Delek US Holdings Inc - CFO

Roger, great question. The cash is free sitting at Delek US Holdings. It was basically a sale of assets from Delek Refining to Delek Logistics. The cash will keep us with a strong balance sheet. Will enable us to continue and do all the projects that Uzi spoke in the later part of the conference call that we expect to have at least $60 million of contributions coming from them. The cash will help us continue and do all the other projects that we planned around Delek US. And, enhance our liquidity. There is no limitation on most cash at Delek US at this point.

Roger Read - Wells Fargo Securities - Analyst

Okay, and I’m going to sneak in one more if I could. Can you help us on the impact of the turnarounds in 2014, again, to whatever extent is possible for most of it in Q1? But, some of it also later in the year?

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

We’re still finalizing these numbers. If you will, you probably want for planning ideas plug in around $150 million for refineries including the projects including the turnaround for next year. This is a rough number. It may change because we’re looking for — one, can we spread around the turnaround more than and not condense it. Especially in light of the fact that we don’t want distillate in Arkansas to be under huge pressure. That’s one thing.

And second, as we mentioned, we do look for other projects, and we believe these projects exist. We are not comfortable at this moment to quantify numbers and returns with this project. But, for this moment, let’s use $150 million as the number for turnaround and projects at the refinery system.

Fred Green - Delek US Holdings Inc - EVP, President of Refining

And, I think just as a rough rule of thumb, consider one month of down time at each refinery. Q1 for El Dorado and late Q3 for Tyler.

Roger Read - Wells Fargo Securities - Analyst

Okay. That’s helpful. Thank you.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Thank you.

Operator

Your next question is from the line of Arjun Murti with Goldman Sachs. Please go ahead.

Arjun Murti - Goldman Sachs - Analyst

Thank you. Just switching gears a bit in terms of cash distributions to shareholders. You have been very good about having both a regular and a regular special dividend. With spreads obviously narrowed here and perhaps free cash flow a bit less, just if you have any comments on how you are thinking about it. In particular, the regular special dividend, is that going to be a function of free cash flow? You do have a very strong balance sheet so some ability to absorb debt-to-cap increases. And then, how are you thinking about stock buyback as well?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

These are great questions so thank you for your interest. I’ll try to take them one by one. First, spreads are under pressure. That’s a fact. That’s the reason we were planning our balance sheet for these days. We were very conservative in planning our balance sheet. With that being said, we will continue the regular and the regular special as we think about it today. We are visiting this policy every six months. There is no reason to believe that in three months we won’t visit it again. And, we won’t do another good change under the market conditions the way they exist today.

Second quarter was impacted by several factors. There is no reason after making $0.80 not to continue return cash to the shareholders. We feel that the reason we didn’t jump up and down is we want people to believe in us, and we will continue to visit that policy. And, we will, as we said today, we intend to continue giving back both the regular and the special — regular special. That is for your first question, Arjun.

The second one is stock buyback. We have a plan that the Board approved. And obviously, we look at the stock price every day, and if needed, we will continue like we did six months ago, buy more stock. However, let me be clear about that. The projects that we identified in El Dorado and in Tyler bring tremendous amount of return to shareholders. And, we target at least 100%, and so far we were able to deliver at least 100%. We had a record yield, if you will, at Tyler. Got to 64,000 versus a year ago only 54,000. This is a result of the improvements that we’re doing in both refineries. This is in result of improvements that we are doing in both refineries. We think that there are other projects that we will deliver a great return, i.e., close to this 100% benchmark. So, as long as we have these projects on the books, we want to maintain the cash and continue investing in our facilities. And obviously, as the market comes under pressure, these opportunities — the acquisition of third-party acquisitions — opportunities that didn’t exist a year ago will open up.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Arjun Murti - Goldman Sachs - Analyst

That is very helpful and very clear, Uzi. Thank you so much. Just one follow-up question regarding your retail business. I think a few years ago — it might have been ‘08 or ‘09 — there was some talk about whether you might IPO that. I think strategically, certainly with this RINs issue, and we can debate whether it’s going away or not. But, it has probably been a benefit to have had some of those assets in the blending capability. How are you thinking about retail today? There has been a lot of spin-outs and IPOs of retail operations. Can you talk about how it fits into Delek US Holdings?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Another great one. Retail from a strategic standpoint, I was clear in the past — we were clear in the past for many years. The [business model] — the way it existed with retail with four [MPDs] or four pumps, 2,000 square-foot stores is going away. I don’t know if it will disappear in 2 years, 5 years, or 10 years, but it is going away. And, we are changing our business model in regard to these stores. We are building megastores. Some of them produce 4 million or 5 million gallons a year and $2 million inside. That’s our target, by the way. They should support the Retail system.

We’re in the initial phases of converting our system to these megastores. That’s the reason we invest all that money in these megastores. And, so far, we are happy with the results. So, we will continue doing that and see if we can duplicate the, that — if you will, prototype to other markets. Especially in Arkansas with everything that is going on over there. But, it’s really premature to think about IPO of this system since we’re just now converting the business model to a much more sophisticated convenience store than what we used to have five, seven years ago.

Arjun Murti - Goldman Sachs - Analyst

Uzi, that’s very helpful. Does this business have an acquisition element to it as well, I assume?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Only if we see future stores. We are not going to buy the [path]. So, yes, only if we find good stores, big stores enough that we can implement our loyalty, private label food service strategy.

Arjun Murti - Goldman Sachs - Analyst

That’s terrific. Thank you so much.

Operator

Your next question is from the line of Paul Cheng with Barclays Capital. Please go ahead.

Paul Cheng - Barclays Capital - Analyst

Hello. How are you doing.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Good morning, Mr. Cheng.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Paul Cheng - Barclays Capital - Analyst

Several quick questions for [floaty]. Uzi, in your well operation, how flexible in terms of your contract term with the loading terminal operator or with the well operator? When the market conditions change, how quickly that you can change either the destination — where is the source of your crude that you come from or that [always stop in]? Is it every 30 days or 60 days, or does it take longer?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

I assume we’re talking about the well operation, right?

Paul Cheng - Barclays Capital - Analyst

That’s correct, for El Dorado. (Multiple speakers) When market conditions change there, how quickly that you can decide whether you want to ship it or not to ship it? Is there any contractual obligation there to stop [you in] changing it?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Great question. We can change it within 30 days. However, please remember, we have some leases — these leases usually are very short-term as well. So, that’s the reason we didn’t go and bought 2,000 rail cars, but we did a system that we can change very quickly. As I said, that’s the flexibility. 30 days, maybe 45 days with some barrels, but that’s it.

Paul Cheng - Barclays Capital - Analyst

30 to 45 days that you can change it. And, you’re saying that you have some leases for the rail car, I presume that how many rail cars that you are under the [ticker] paying leases? And, what is the duration of the leases there on average?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

I’m going by memory. I think we’re talking about 650, and the average is $1,700. I’m going by memory. We can give you that number. It’s not a huge number. (multiple speakers)

Paul Cheng - Barclays Capital - Analyst

What’s the term there? Is it a three-month term, one year, two years?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

No, usually three, six, nine months. It’s shorter than one year.

Paul Cheng - Barclays Capital - Analyst

And earlier, you were talking about the total RIN cost for the Company is $2 million in the second quarter. And, I think you have said in the [release] that you reported $2.1 million of the RIN benefit. And, in Retail, I think you mentioned there is $3 million. And then, El Dorado is $8 million. So, that means that [Tyler] actually had a benefit?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

No. I said — or, we said, El Dorado $8 million — negative $8 million.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Paul Cheng - Barclays Capital - Analyst

Negative $8 million, right.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

And, the entire system is minus $2.5 million for the second quarter. $3 million — if you look at the balance of minus $2.5 million. $3 million came to the good from retail. 2 million came to the good from Logistics. And, $8 million to the bad came from El Dorado.

Paul Cheng - Barclays Capital - Analyst

So, Tyler had no impact.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

No, we blend every drop over there.

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Tyler has a very slight surplus because we’re blending all of our gasoline to E-10 and all of our diesel to B-5.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

And, Paul, that again — this is going back to the flexibility. Please remember that Tyler sells everything across the rack by truck basically. And, we are probably the main supplier — or the only supplier in Tyler, Texas for around 100, 150 miles. So, there is not much impact of RINs on Tyler.

Paul Cheng - Barclays Capital - Analyst

Okay. So, Fred, earlier you were talking about — I presume you were referring to the wholesale margin in El Dorado was being negatively impacted. Based on what you just mentioned here that we should not assume that Tyler has a similar impact at all?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Not at this point, Paul. We’ve got more contract sales at Tyler, and those contracts are clear on how that gets allocated. So, no impact at Tyler.

Paul Cheng - Barclays Capital - Analyst

Right. And Assi, do you have the [bonsin] item inventory — the market value [ovapul]? Yes, it’s approximately $37 million. $37 million. All right. And Fred, you mentioned that we should assume one month down time in both El Dorado and Tyler next year. And, during that down time, is the whole plant down? Or, there is just a portion of them?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

It will vary a little bit, Paul, but for simplicity, you can assume that the entire plant is down for a month.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Paul Cheng - Barclays Capital - Analyst

So, both El Dorado and Tyler. That’s somewhat unusual isn’t it, that we should not assume every year that you have the whole — each refinery to have the whole month off?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Paul, historically, refiners have tried to do smaller turnarounds or turn around a portion of the refinery. El Dorado and Tyler are both very tightly integrated refineries. There’s not a lot of duplication of capacity and not a lot of excess tankage. So, in order to blend products that meet the specs — for example, all of your hydrotreaters have to be operating. I think from our perspective, the full-plant turnaround is the best route and the shortest route.

Paul Cheng - Barclays Capital - Analyst

And, that should be every four years? Is it a four-year cycle or a five-year cycle that you use?

Fred Green - Delek US Holdings Inc - EVP, President of Refining

Four or five. We’re on a five-year cycle.

Paul Cheng - Barclays Capital - Analyst

You are using five-year cycle. On that basis then, Fred, given the volatility in the Refining margin and all that, does it make sense from that standpoint for you to build up some of the duplicated capacity so that you have more flexibility?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Let me take that one, Paul. We do have some ability to store products. So, even though the plant will be down, because of the excess capacity in different places, we will build tremendous amount of inventory ahead of time. That’s the reason we are planning it the way we are planning it. And, one plant will support the other. We shouldn’t expect that there will be zero sales during that time. These are not Gulf Coast refineries. These are refineries that will continue to support the local markets even during a turnaround with the inventory that we’re going to build.

Paul Cheng - Barclays Capital - Analyst

Yes. And, final one. Uzi, you said the current WCS [this tongue] is not, and also the asphalt margin is not economic for you there to [rail] the heavy oil into El Dorado. How about the light oil? Is it at today’s [defense] economic for you to [rail] it in?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Are you talking about Midland or Gulf Coast or rail? What are you talking about in El Dorado? Maybe everything?

Paul Cheng - Barclays Capital - Analyst

Everything. In other words, based on today’s economics, do you find it economic for you to rail light oil? Whether it is from the Permian or from the Bakken into El Dorado at all?

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

It depends on the economics. From the Bakken, probably at this very moment, no. A week ago, yes. We check it every day. Today, probably it’s too tight for us to run Bakken.

Paul Cheng - Barclays Capital - Analyst

How about Permian?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

By rail? I need to check it. I don’t know the answer for that moment. A week ago, it was economic.

Assi Ginzburg - Delek US Holdings Inc - CFO

One of the items where crude price is on an ultimate base. When it reached to $108 on the WTI base, it probably didn’t make any sense. In the last few days, we’ve seen oil prices are coming down. If we go back to $95 where we were in Q2, it would have intended to bring rail even in today’s [more or less] crack spread.

Paul Cheng - Barclays Capital - Analyst

Assi, can you explain a little bit why that the absolute price? Is it because inventory costs?

Assi Ginzburg - Delek US Holdings Inc - CFO

Because of the portion of the residuals, not just the asphalt as part of what we produce from it. You still have in El Dorado approximately 14% which is not gas or diesel. If you look at gas and diesel today, the crack spreads around them are $10 and $20 almost.

Paul Cheng - Barclays Capital - Analyst

I understand, but I’m asking about the light oil in this case. That if you rail in the light oil, your asphalt or your [resid] portion actually is lower. So, I thought a higher oil price actually makes it more economic incentive for you to rail in the light oil.

Assi Ginzburg - Delek US Holdings Inc - CFO

There is a resid in every crude. And, for those, it would probably be around 10%. And, the ultimate price of oil makes a difference.

Paul Cheng - Barclays Capital - Analyst

That I understand. We will take it offline. Thanks.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Thank you, Paul.

Operator

Your next question is from the line of Edward Westlake with Credit Suisse.

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Rakesh Advani - Credit Suisse - Analyst

This is actually Rakesh Advani. Just had a question on your El Dorado performance in the second quarter. You have mentioned you’ve had issues with asphalt pricing, et cetera. In a normalized environment, how hard can we expect you to run those crude units on a normalized utilization level?

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Obviously, we’re trying in an environment where the crude is $85, $90 to $95, the max light that we can run with the 10%, 11% resid is 72, 73. That’s exactly what Fred mentioned earlier. That during turnaround, we will take the opportunity and expend — or do the pre-flash tower and expend the GHT to allow ourself to run 83 with light crude. That’s the reason we are doing the work. Under the scenarios of asphalt being depressed, you should expect 72, 73 of light crude.

Rakesh Advani - Credit Suisse - Analyst

Thanks. And, just another one on the Logistics side of the business. Granted, you have a lot of value within the Logistics business. Are there any other projects that you are possibly looking at beyond the 25 to 30 that you had highlighted before and potential dropdowns? And, granted, you have done about ten or so last month. Anything else besides the Paline or the rail facilities that you’re looking at?

Assi Ginzburg - Delek US Holdings Inc - CFO

There are a few projects. As Fred mentioned, we are looking right now at the potential of developing some receiving station to connect to the TransCanada pipeline. Those are not small investment, and they are probably going to be done by Delek US and will be dropped down later. The $25 million to $30 million EBITDA that you mentioned has in it, as you know, the rail facilities. So, that’s part of it. Paline is still a huge opportunity for us. Not just the main line. There’s another portion of Paline that we may operate. So, overall, we are very optimistic. There is still a lot of value of Logistics that hasn’t come up yet, and we will perform well in the next few years with that.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

I want to be clear about that because we’re being asked many times why don’t we put it on the table. We targeted $150 million of EBITDA from the IPO. There is no reason to believe that we will not get the $150 million of EBITDA, three years from the IPO.

Rakesh Advani - Credit Suisse - Analyst

Thank you.

Operator

Your next question is from the line of Blake Fernandez with Howard Weil. Please go ahead.

Blake Fernandez - Howard Weil - Analyst

Good morning. Thanks. Uzi, I wanted to go back to Arjun’s question on the retail spend. If you look at the forward multiples for some of these retail companies, they’re well above where your stock is trading. And, what I’m trying to understand — it seems to me like the business is probably free cash flow-positive. You could probably grow on an organic basis as a stand alone. Correct me if I’m wrong there. But, is there a certain size or scale — number of stores that we should be thinking about that you feel is justifiable as a stand alone?

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AUGUST 08, 2013 / 02:00PM GMT, DK - Q2 2013 Delek US Holdings Inc Earnings Conference Call

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Let me be clear. Delek US should support the retail because we are building these megastores. The structure we’re doing it is we have a $3 million project including the land. Everything is $3 million, all-in. And then, $1 million comes from Delek US as equity and $2 million coming from stand alone, [boring] 5% side by side. That’s how we finance the stores that we’re building. Still, it’s $3 million that should come for the megastore.

I mentioned in the past, and I’m trying to be consistent here. I’m not sure always that we can. We think that we need 100 megastores to be able to justify this business. And, obviously, at this moment, we are 20, 25. We’re going to build 10 this year and probably shoot for 20 next year. Again, we’ll try to make it. I don’t know if we can make it this fast. By the end of the day, I don’t think we can justify this business without 100 — at least 100 megastores.

Blake Fernandez - Howard Weil - Analyst

Very clear, thank you.

Operator

There are no further questions. Please go ahead with any closing comments.

Uzi Yemin - Delek US Holdings Inc - Chairman, President and CEO

Dennis, thank you for helping us with the technical difficulties this morning. Second, I would like to thank my colleagues around the table. I would like to thank everyone that participated in this call. Mainly, I would like to thank our employees and my colleagues to this great Company for helping us achieving our goals. We’ll talk to you soon. Thanks.

Operator

Ladies and gentlemen, this does conclude today’s conference call. Thank you for joining. You may now disconnect.

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